As filed with the Securities and Exchange Commission on September 22, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0495050
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Office)

Michael Monahan
Executive Vice President and Chief Financial Officer
Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Amy C. Corn Pitney Bowes Inc. 1 Elmcroft Road Stamford, CT 06926-0700 (203) 351-6365	Andrew Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee

Debt Securities	(2)
Preferred Stock
Preference Stock
Common Stock
Purchase Contracts
Depositary Shares (3)
Warrants
Units
Total

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

PROSPECTUS

Debt Securities
Preferred Stock
Preference Stock
Common Stock
Purchase Contracts
Depositary Shares
Warrants
Units

We may offer from time to time:

•	senior or subordinated debt securities;

•	shares of our preferred stock;

•	shares of our preference stock;

•	shares of our common stock;

•	purchase contracts for the purchase or sale of certain specified securities;

•	depositary shares representing fractional shares of our preferred stock or preference stock;

•	warrants for the purchase of certain specified securities; and

•	units consisting of certain specified securities.

          We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

          Our common stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”

          The mailing address of our principal executive offices is 1 Elmcroft Road; Stamford Connecticut 06926-0700. Our telephone number is (203) 356-5000.

          See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, or our subsequent filings with the Securities and Exchange Commission, incorporated herein by reference, for information about risks you should consider before investing in our securities.

          These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated September 22, 2011.

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ABOUT THIS PROSPECTUS

          This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration process, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

          This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. Any prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

          We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

          Unless we have indicated otherwise, references in this prospectus to “Pitney Bowes,” “we,” “us” and “our” or similar terms are to Pitney Bowes Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

          Our common stock is listed and traded on the New York Stock Exchange, or NYSE Euronext, and our SEC filings are also available at the NYSE Euronext’s offices at 11 Wall Street, New York, NY 10005, as well as at the offices of the following stock exchanges where our common stock also is traded: the NASDAQ OMX, 165 Broadway, 50th Floor, New York, NY, 10006; the Boston Stock Exchange (NASDAQ OMX BX), 100 Franklin Street, Suite 600, Boston, MA 02110; the Chicago Board Options Exchange (CBOE), 400 South LaSalle Street, Chicago, IL 60605; the National Stock Exchange (NSX), 440 South Lasalle Street, Suite 2600, Chicago, IL 60605 and 101 Hudson Street, Suite 1200, Jersey City, NJ 07302; the Philadelphia Stock Exchange (NASDAQ OMX PHLX), 1900 Market Street, Philadelphia, PA 19103; BATS Exchange, Inc. and BATS Y-Exchange, Inc. both at 8050 Marshall Drive, Lenexa, KS 66214; and the Direct Edge (EDGX and EDGA), 545 Washington Boulevard, 6th Floor, Jersey City, NJ 07310. Information about us, including our SEC filings, is also available at our Internet site at http://www.pb.com. However, any information on our Internet site is not a part of this prospectus or the accompanying prospectus supplement.

INCORPORATION BY REFERENCE

          The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

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the description of our common stock contained in our Form 8-A filed February 16, 1996, Form 8-A/A filed January 16, 1998 and Form 8-A/A filed December 19, 2003, including any amendment or report filed for the purpose of updating this description;

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our Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 28, 2011, which incorporates by reference certain portions of our proxy statement dated March 25, 2011, and as such financial statements have been amended by the financial information included in the Current Report on Form 8-K dated September 22, 2011;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 5, 2011 and for the quarter ended June 30, 2011, filed on August 5, 2011; and

•	our Current Reports on Form 8-K and Form 8-K/A dated May 12, 2011 and September 22, 2011.

          You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference in this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Pitney Bowes Inc.
1 Elmcroft Road
Stamford CT 06926-0700
(203) 356-5000
Attention: Investor Relations

          You should rely only on the information incorporated by reference or provided in this prospectus and any supplement and any free writing prospectus provided, authorized or approved by us. We have not authorized anyone else to provide you with other information.

FORWARD-LOOKING STATEMENTS

          We want to caution readers that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 in this Form S-3, other reports or press releases or statements made by our management involve risks and uncertainties which may change based on various important factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are those which talk about our current expectations as to the future and include, but are not limited to, statements about the amounts, timing and results of possible restructuring charges and future earnings. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify such forward-looking statements. Cautionary statements setting forth important factors that could cause actual results to differ materially from our forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the period ended June 30, 2011, which is incorporated by reference, and also may be discussed in future filings that are incorporated by reference.

RISK FACTORS

          An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, before making an investment in our securities. The information contained or incorporated by reference in this prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to “Forward-Looking Statements” in this prospectus. In addition, any prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

THE COMPANY

          Our company was incorporated in the State of Delaware on April 23, 1920, as the Pitney-Bowes Postage Meter Company. Today, Pitney Bowes Inc. is a provider of mail processing equipment and integrated mail solutions. Our world headquarters are located at 1 Elmcroft Road, Stamford, CT 06926-0700. Our telephone number is (203) 356-5000.

          We offer a full suite of equipment, supplies, software and services for end-to-end solutions which enable our customers to manage and integrate physical and digital communication channels. Our growth strategies focus on leveraging our historic leadership in physical communications with our expanding capabilities in digital and hybrid communications. We see long-term opportunities in delivering products, software, services and solutions that help customers grow their business by more effectively managing their physical and digital communications with their customers.

          We conduct our business activities in seven reporting segments within two business groups, Small & Medium Business Solutions and Enterprise Business Solutions, based on the customers they primarily serve. We are a global company with operations in the United States and internationally.

Business Segments

          We conduct our business activities in seven reporting segments within two business groups, Small & Medium Business Solutions and Enterprise Business Solutions, based on the customers they primarily serve. The principal products and services of each of our reporting segments are as follows:

          Small & Medium Business Solutions:

          North American Mailing: Includes the U.S. and Canadian revenue and related expenses from the sale, rental and financing of our mail finishing, mail creation, shipping equipment and software; supplies; support and other professional services; and payment solutions.

          International Mailing: Includes the revenue and related expenses from the sale, rental and financing of our mail finishing, mail creation, shipping equipment and software; supplies; support and other professional services; and payment solutions outside North America.

          Enterprise Business Solutions:

          Production Mail: Includes the worldwide revenue and related expenses from the sale, support and other professional services of our high-speed, production mail systems, sorting and production print equipment.

          Software: Includes the worldwide revenue and related expenses from the sale and support services of non-equipment-based mailing, customer relationship and communication and location intelligence software.

          Management Services: Includes our worldwide revenue and related expenses from facilities management services; secure mail services; reprographic, document management services; and litigation support and eDiscovery services.

          Mail Services: Includes the worldwide revenue and related expenses from our presort mail services and our cross-border mail services.

          Marketing Services: Includes the revenue and related expenses from our direct marketing services for targeted customers.

USE OF PROCEEDS

          Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of outstanding debt, acquisitions, additions to working capital, capital expenditures and investments.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our earnings to fixed charges on a consolidated basis for the periods shown. For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income from continuing operations before income taxes, minority interest (preferred stock dividends of subsidiaries), and interest expense (including amortization of debt issuance costs and capitalized interest) and “fixed charges” consists of interest expense (including amortization of debt issuance costs and capitalized interest) and minority interest (preferred stock dividends of subsidiaries). Minority interest (preferred stock dividends of subsidiaries) consists of pre-tax earnings that are required to pay dividends on outstanding preferred stock of subsidiaries.

	Year Ended December 31,					Six Months Ended June 30,

	2006	2007	2008	2009	2010	2011

Ratio of earnings to fixed charges	4.02x	2.89x	3.25x	3.34x	2.86x	3.08x
Ratio of earnings to fixed charges (exclusive of non-controlling interest)	4.33x	3.21x	3.62x	3.78x	3.21x	3.42x

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

          We may offer and sell, at any time and from time to time:

•	senior or subordinated debt securities;

•	shares of our preferred stock;

•	shares of our preference stock;

•	shares of our common stock;

•	purchase contracts for the purchase or sale of certain specified securities;

•	depositary shares representing fractional shares of our preferred stock or preference stock;

•	warrants for the purchase of certain specified securities;

•	units consisting of certain specified securities; or

•	any combination of these securities.

          The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

          The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

          As used in this Description of Debt Securities, the “Company” refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

          Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

          The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, dated as of February 14, 2005, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to Citibank, N.A., or a another indenture trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The senior indenture has been filed as an exhibit to our registration statement on Form S-3 (File No. 333-151753) filed with the SEC on June 18, 2008. The form of subordinated indenture has been filed as an exhibit to our registration statement on Form S-3 (File No. 333-120525) filed with the SEC on November 16, 2004. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

          The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

          Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

          The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

          Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price at which the Company will issue the debt securities;

•	if other than 100% of the principal amount, the percentage of their principal amount payable upon maturity of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

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the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;

•	if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable;

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our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

•	the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;

•	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;

•	the ranking of such debt securities as senior debt securities or subordinated debt securities;

•	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

•	whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion;

•	whether the debt securities are subject to a periodic offering; and

•	any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

          “Principal” when used herein includes any premium on any series of the debt securities.

          Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

          The debt securities may be issued only in fully registered form and, unless otherwise provided in the prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

          Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

          The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

          We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

          Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

          The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Events of Default

          Except as set forth in the prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

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default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

          Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

          The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

          Except as set forth in the prospectus supplement relating to any debt securities, the indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

          Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

          No holder of any debt security of any series will have any right under the indentures to institute any proceeding with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series also shall have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding, and the trustee shall have failed to institute the proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

          Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

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either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

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immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

          The indenture with respect to any series of debt securities—except for certain specified surviving obligations including the Company’s obligation to pay the principal of and interest on the debt securities of such series—will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

          The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

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extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

•

reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

•	reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

          Additionally, in certain circumstances prescribed in the indentures governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

          The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities—except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due—upon the deposit with the trustee, in trust for such purpose, of funds or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge “defeasance.” Such a trust may be established only if, among other things:

•

the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

	•	a ruling of the U.S. Internal Revenue Service to the same effect; or

	•	a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

•	no Event of Default shall have occurred or be continuing; and

•

such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

          The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination of Subordinated Debt Securities

          The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

          Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:

•	the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

•	renewals, extensions and refunding of any such indebtedness;

•	interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

          Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

          This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

Global Debt Securities

          The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. One fully-registered security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

          We anticipate that The Depository Trust Company (“DTC”), New York, N.Y. will act as Debt Depository and that the global securities representing the debt securities will be registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

          So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

          DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.

          Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

          To facilitate subsequent transfers, the debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit

Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from an issuer or trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the trustee’s responsibility, disbursement of such payments to Direct Participants will be DTC’s responsibility, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

          A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to the tender or remarketing agent, and shall effect delivery of such debt securities by causing the Direct Participant to transfer the Participant’s interest in the debt securities, on DTC’s records, to the tender or remarketing agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by book-entry credit of tendered debt securities to the tender or remarketing agent’s DTC account.

          DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through (DTC or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name.

          We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

          None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

          The following description of the material terms of our preferred stock and preference stock is based on the provisions of our restated certificate of incorporation, as amended. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see “Where You Can Find More Information.” As used in this “Description of Preferred Stock and Preference Stock,” the “Company” refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

          Our restated certificate of incorporation, as amended, authorizes the issuance of 600,000 shares of cumulative preferred stock, par value $50.00 per share, 5,000,000 shares of preference stock, without par value, and 480,000,000 shares of common stock, par value $1.00 per share.

Preferred Stock

          We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.

          At June 30, 2011, there were 85 shares of our 4% Convertible Cumulative Preferred Stock outstanding. Each share of our outstanding 4% preferred stock is entitled to cumulative dividends at the rate of $2 per year, can be redeemed at our option, in whole or in part at any time, at a price of $50 per share, plus an amount equal to dividends accrued to the redemption date, and is convertible into 24.24 shares of our common stock, subject to anti-dilution adjustment.

          Dividends. Holders of preferred shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preferred shares will accrue from the date fixed by our board of directors for that series. Unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments (other than a dividend in common stock or in any other class of stock ranking junior to the Preferred Shares) on any class of stock that is subordinate to our preferred shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preferred shares.

          Accrued and unpaid dividends on the preferred shares will not bear interest.

          Redemption. We have the right to redeem either all or a portion of the outstanding preferred shares of any series at any time, as determined by our board of directors. Preferred shares will be redeemed at par value, plus accrued and unpaid dividends and, if our board of directors has so determined for a series of preferred stock, a redemption premium. If we decide to redeem fewer than all of the outstanding preferred shares of any series, our board of directors will determine the method of selecting which shares to redeem.

          Conversion or Exchange Rights. The prospectus supplement relating to any series of preferred stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common or preference stock or another series of preferred stock of the Company or securities of any third party.

          Liquidation. In the event of our voluntary or involuntary liquidation, before any distribution of assets would be made to the holders of any class of shares ranking subordinate to the preferred shares as to assets, the holders of the preferred shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the sum of the par value for that series and an amount equal to all accrued and unpaid dividends on those shares. In the event of a voluntary liquidation, the holders of preferred shares also would receive the premium, if any, assigned to that series by our board of directors. The holders of all series of preferred shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on all of those shares. After payment in full of the liquidation preference of the preferred shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the merger or consolidation of any other corporation into and with the Company, will be deemed to be a voluntary or involuntary liquidation if the transaction is consented to by the holders of 66⅔% of the outstanding preferred shares. However, the sale, exchange or transfer of all or substantially all of the assets of the Company would be deemed a voluntary liquidation of the Company for purposes of payment of the liquidation preference of the preferred shares.

          Voting. The preferred shares of a series will not be entitled to vote, except as required by applicable law or as provided in our restated certificate of incorporation. Each share of a series of preferred shares will be entitled to one vote on matters on which holders of that series are entitled to vote. Our restated certificate of incorporation provides that we may not create, authorize or issue a class of stock ranking senior to the preferred shares or amend the restated certificate of incorporation in a manner adverse to the preferred shares, or engage in a voluntary liquidation, dissolution or winding up, a sale, lease or conveyance of all or substantially all of the property or business of the Company or certain mergers or consolidations without the affirmative vote of the holders of at least two-thirds of the affected outstanding preferred shares, voting as a class. In addition, our restated certificate of incorporation provides that whenever dividends on the preferred shares are in arrears in an aggregate amount equal to six quarterly dividend periods or we fail to retire or repurchase any shares of preferred stock that we are obligated to retire or repurchase, then the holders of all series of outstanding preferred shares, voting as a class, would be entitled to elect one-third of the total number of directors, but not less than three directors. We may not increase the amount of preferred shares or authorize or create any shares of any other class of stock ranking equal to the preferred shares as to dividends or assets or otherwise without the consent of the holders of at least a majority of all the outstanding preferred shares, voting as a class.

Preference Stock

          We may issue preference stock from time to time in one or more series, without stockholder approval. The preference shares rank as to dividends and assets junior to the preferred shares but senior to the common stock and to any other capital stock of the Company that we may authorize in the future, other than capital stock that by its terms ranks senior or equal to the preference shares and that is authorized as described below under “Voting.” Each series of preference shares will rank equally to each other series of preference shares as to dividends and assets, unless the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that shares of that series rank junior to the other series of preference shares as to dividends or assets or both.

          Subject to the limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations or restrictions for each series of preference stock that may be issued and to fix the number of shares of each series.

          At June 30, 2011, there were 27,369 shares of $2.12 Convertible Preference Stock outstanding. Each share of our outstanding $2.12 preference stock is entitled to cumulative dividends at the rate of $2.12 per year, can be redeemed at our option, in whole or in part at any time, at a price of $28 per share, plus dividends accrued to the redemption date, and is convertible into 16.53 shares of our common stock, subject to anti-dilution adjustment.

          Dividends. Holders of preference shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preference shares will accrue from the date fixed by our board of directors for that series. Because the preference shares rank junior to the preferred shares, unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments on the preference shares and we will not be able to redeem or repurchase any preference shares. We will not be allowed to make any dividend payment on any series of preference shares unless at the same time we pay dividends, in the same proportion to the preferential dividend rates, for each other series of preference shares ranking equally with that series. In addition, unless we have paid in full all dividends payable on all of our outstanding preference shares for the current period and all prior periods, we will not be allowed to make any dividend payments on any class of stock that is subordinate to our preference shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preference shares.

          Accrued and unpaid dividends on the preference shares will not bear interest.

          Redemption. The terms, if any, on which preference shares of any series may be redeemed will be determined by our board of directors and described in a prospectus supplement.

          If we decide to redeem fewer than all of the outstanding preference shares of any series, our board of directors will determine the method of selecting which shares to redeem.

          Conversion or Exchange Rights. The prospectus supplement relating to any series of preference stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common stock or another series of preference stock of the Company or securities of any third party.

          Liquidation. In the event of our voluntary or involuntary liquidation, before any distribution of assets is made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the preferential amount, in cash, that will be determined by our board of directors for that series when that series is established and an amount equal to all accrued and unpaid dividends on those shares, but the holders of the preference shares would not be entitled to receive the liquidation preference of their shares until the liquidation preference of the preferred shares outstanding at the time had been paid in full. The holders of all series of preference shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on those shares, except to the extent that the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that the shares of that series rank junior to the other series of preference shares as to dividends or assets. After payment in full of the liquidation preference of the preference shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets.

          Voting. The preference shares of a series will not be entitled to vote, except as required by applicable law, our restated certificate of incorporation or provided by resolution of our board of directors creating such series. Unless the prospectus supplement relating to a series of preference shares states that our board of directors has determined otherwise, each share of a series will be entitled to one vote on matters on which holders of that series are entitled to vote. Notwithstanding the foregoing, our restated certificate of incorporation provides that we may not create, authorize or increase the authorized amount of any class of stock having preference or priority as to dividends or assets over the preference shares without the affirmative vote of the holders of at least two-thirds of the preference shares, irrespective of series. We may not increase the authorized amount of preference stock or of any previously authorized class of stock ranking equally with the preference stock as to dividends or assets, or authorize or create any class of stock ranking equally with the preference stock as to dividends or assets, without the consent of the holders of a majority of the outstanding preference shares, irrespective of series. Whenever dividends on the preference shares are in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preference shares, voting as a class, will be entitled to elect two directors.

DESCRIPTION OF COMMON STOCK

          The following description of the material terms of our common stock is based on the provisions of our restated certificate of incorporation, as amended. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see “Where You Can Find More Information.” As used in this “Description of Common Stock”, the “Company” refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

          Subject to the rights of the holders of any of our preferred stock or preference stock then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon our liquidation or dissolution, holders of common stock would be entitled to receive proportionately all assets remaining after payment of all liabilities and liquidation preference on any shares of preferred stock or preference stock outstanding at the time. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. As of June 30, 2011, there were approximately 211,141,770 shares of our common stock outstanding, net of 121,196,142 shares of treasury stock, of which approximately 117,461,543 shares would be required for issuance upon exercise of all outstanding stock options, our dividend reinvestment and other corporate plans, and conversion of our 4% preferred shares and $2.12 preference shares. All of our outstanding common stock is fully paid and non-assessable, which means that the holders have paid their purchase price in full and we may not ask them for additional funds, and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable when issued.

          The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

          Our common stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”

Limitation of Liability and Indemnification Matters

          Our restated certificate of incorporation provides that a director of the Company will not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the General Corporation Law of the State of Delaware.

          Our restated certificate of incorporation also provides for indemnification, to the fullest extent permitted by the General Corporation Law of the State of Delaware, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of the Company, or, at our request, serves or served as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expense, liability and loss, including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by that person in connection with the action, suit or proceeding. Our restated certificate of incorporation also provides that, to the extent authorized from time to time by our board of directors, we may provide to our employees and other agents rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the restated certificate of incorporation on our directors and officers or persons serving at our request as directors, officers, employees or agents of any other enterprise.

Section 203 of the General Corporation Law of the State of Delaware

          Section 203 of the General Corporation Law of the State of Delaware applies to the Company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” as defined in Section 203, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder,” as defined in Section 203, is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited within the three-year period unless it satisfies one of the following conditions:

•

before the stockholder became an interested stockholder, the board of directors of the Company must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by the board of directors of the Company and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

          See also “Certain Anti-Takeover Matters—Vote Required for Certain Business Combinations” for information about provisions in our certificate of incorporation that impose requirements similar to those of Section 203.

Certain Anti-Takeover Matters

          Our restated certificate of incorporation and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

          Vote Required for Certain Business Combinations. Our restated certificate of incorporation generally requires the affirmative vote of the holders of at least a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, which we call “voting stock,” voting together as a single class, in addition to any other affirmative vote required by law or the restated certificate of incorporation, to approve:

•

any merger or consolidation of the Company or any of our subsidiaries with an “interested stockholder,” as defined in the restated certificate of incorporation and described below, or any other corporation which is, or after the merger or consolidation would be, an affiliate of an interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder or any affiliate of any interested stockholder of any assets of the Company or any of our subsidiaries having an aggregate fair market value of $50,000,000 or more;

•

the issuance or transfer by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having an aggregate fair market value of $50,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or

•

any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the

Company or any of its subsidiaries which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

          An “interested stockholder” means any person, other than the Company or any of our subsidiaries, who or which:

•	beneficially owns, directly or indirectly, more than 20% of the voting power of the outstanding shares of voting stock;

•

is an affiliate of the Company and at any time within the two-year period immediately before the date in question beneficially owned, directly or indirectly, 20% or more of the voting power of the then-outstanding voting stock; or

•

is the assignee of any shares of voting stock which were at any time within the two-year period immediately before the date in question beneficially owned by an interested stockholder, if the assignment of those shares occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

          The voting requirement described above will not apply to a transaction of any of the kinds described above, and that transaction will require only any affirmative vote that is required by law and any other provisions of our certificate of incorporation, if either:

•

the transaction is approved by a majority of our “disinterested directors,” a term which is defined to mean any director who is unaffiliated with the interested stockholder and was a member of the board of directors before the interested stockholder became an interested stockholder, and any successor of a disinterested director who is unaffiliated with the interested stockholder and is recommended to succeed the disinterested director by a majority of disinterested directors then on the board; or

•	all of the following conditions are met:

•

the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of common stock in the transaction is at least equal to the higher of the following:

•

the highest per share price paid by the interested stockholder for any shares of common stock acquired by it within the two-year period immediately before the first public announcement of the proposal of the transaction, which we call the “announcement date,” or in the transaction in which it became an interested stockholder, whichever is higher; and

		•	the fair market value per share of common stock on the announcement date or the date on which the interested stockholder became an interested stockholder, whichever is higher;

•

the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of shares of any other class of outstanding voting stock is at least equal to the highest of the following:

•

the highest per share price paid by the interested stockholder for any shares of that class of voting stock acquired by it within the two-year period immediately before the announcement date or in the transaction in which it became an interested stockholder, whichever is higher;

•

the highest preferential amount per share to which the holders of shares of that class of voting stock are entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

	•	the fair market value per share of that class of voting stock on the announcement date or the date on which the interested stockholder became an interested stockholder, whichever is higher;

•

the consideration to be received by holders of a particular class of outstanding voting stock will be in cash or in the same form as the interested stockholder has previously paid for shares of that class of voting stock; if the interested stockholder has paid for shares of any class of voting stock with varying forms of consideration, the consideration for that class will be either cash or the form used to acquire the largest number of shares of that class previously acquired by it;

•	after the interested stockholder has become an interested stockholder and before the consummation of the transaction:

•

except as approved by a majority of the disinterested directors, the Company has not failed to declare and pay at the regular date any full quarterly dividends on the outstanding preferred stock or preference stock;

•

except as approved by a majority of the disinterested directors, the Company has not reduced the annual rate of dividends on the common stock or failed to increase that rate to reflect any reclassification of the outstanding shares of common stock, including any reverse stock split; and

•

the interested stockholder has not become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in the interested stockholder becoming an interested stockholder;

•

after the interested stockholder has become an interested stockholder, the interested stockholder has not received the benefit, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company; and

•

a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations under the Exchange Act has been mailed to our public stockholders at least 30 days before the consummation of the transaction, whether or not the proxy or information statement is required to be mailed under the Exchange Act.

          Advance Notice Requirements. Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals other than nomination of director candidates must be received at the principal executive offices of the Company not less than 90 days before an annual meeting at which the proposals are to be presented, and notice of stockholder nominations of director candidates to be presented at an annual or special meeting must be received not later than 90 days before the annual meeting or the close of business on the seventh day following the date on which notice of the special meeting is first given to stockholders, as applicable. The notice must contain certain information specified in the by-laws.

          No Ability of Stockholders to Call Special Meetings. Our restated certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders, except to the extent that holders of preferred stock or preference stock have the right to call a special meeting in some circumstances. Our restated certificate of incorporation and by-laws provide that, except to that extent, only the board of directors may call special meetings of the stockholders.

          No Written Consent of Stockholders. Our restated certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.

          Amendment of By-Laws and Restated Certificate of Incorporation. Our restated certificate of incorporation requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of voting stock, voting as a single class, to amend any of the provisions of the restated certificate of incorporation relating to stockholder action by written consent, business combinations or amendment of our by-laws. In addition, our restated certificate of incorporation requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of voting stock, voting as a single class, to amend provisions of the by-laws relating to quorum and voting requirements at stockholders meeting, stockholder nominations of director candidates, filling vacancies and newly created directorships on the board of directors, removal of directors and notification of nominations to the board of directors.

          The provisions described in the preceding paragraphs make it more difficult to dilute the anti-takeover effects of our restated certificate of incorporation and our by-laws.

          Blank Check Preferred and Preference Stock. Our restated certificate of incorporation provides for 600,000 authorized shares of preferred stock and 5,000,000 authorized shares of preference stock. The existence of authorized but unissued shares of preferred and preference stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred or preference stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred and preference stock. The issuance of shares of preferred or preference stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

DESCRIPTION OF OTHER SECURITIES

          We will set forth in the applicable prospectus supplement a description of any depositary shares, purchase contracts, warrants or units issued by us that may be offered pursuant to this prospectus.

Transfer Agent and Registrar

          Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

          We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered under this prospectus.

VALIDITY OF THE SECURITIES

          The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

          The consolidated financial statements and the financial statement schedule incorporated in this prospectus by reference from our Current Report on Form 8-K, dated September 22, 2011and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by us. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$	*
Printing Fees and Expenses		25,000
Accounting Fees and Expenses		100,000
Legal Fees and Expenses		100,000
Miscellaneous		25,000

Total	$	[*]

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

          Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation includes a provision limiting such liability.

          The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

          The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

          The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

          The provisions contained in the Underwriting Agreements and Distribution Agreement pursuant to which the Company agrees to indemnify underwriters and agents, as the case may be, and each person, if any, who controls any underwriters or agents and filed or to be filed as part of Exhibits 1(a), 1(b), 1(c) and 1(d), are incorporated herein by reference.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

          A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser.

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) For any offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a posteffective amendment will be filed to set forth the terms of such offering.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (e) The undersigned registrant hereby undertakes that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut, on the 22nd day of September, 2011.

PITNEY BOWES INC.

By:	/s/ MICHAEL MONAHAN

Name:	Michael Monahan
Title:	Executive Vice President and Chief Financial Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Murray D. Martin, Michael Monahan and Steven J. Green, and each one of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all things that each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MURRAY D. MARTIN

Murray D. Martin	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	September 22, 2011

/s/ MICHAEL MONAHAN

Michael Monahan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 22, 2011

/s/ STEVEN J. GREEN

Steven J. Green	Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)	September 22, 2011

/s/ RODNEY C. ADKINS

Rodney C. Adkins	Director	September 22, 2011

/s/ LINDA G. ALVARADO

Linda G. Alvarado	Director	September 22, 2011

/s/ ANNE M. BUSQUET

Anne M. Busquet	Director	September 22, 2011

S-1

Signature	Title	Date

/s/ ANNE SUTHERLAND FUCHS

Anne Sutherland Fuchs	Director	September 22, 2011

/s/ JAMES H. KEYES

James H. Keyes	Director	September 22, 2011

/s/ EDUARDO R. MENASCÉ

Eduardo R. Menascé	Director	September 22, 2011

/s/ MICHAEL I. ROTH

Michael I. Roth	Director	September 22, 2011

/s/ DAVID L. SHEDLARZ

David L. Shedlarz	Director	September 22, 2011

/s/ DAVID B. SNOW, JR.

David B. Snow, Jr.	Director	September 22, 2011

Robert E. Weissman	Director

S-2

EXHIBIT INDEX

Exhibit Number	Description

1(a)	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities (incorporated by reference to Exhibit 1(a) to Form S-3 filed June 18, 2008).*

1(b)	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities (incorporated by reference to Exhibit 1(b) to Form S-3 filed November 16, 2004).*

1(c)	Form of Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities (incorporated by reference to Exhibit 1(c) to Form S-3 filed November 16, 2004).*

1(d)	Form of Distribution Agreement.*

3(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3C to Form 8-K filed May 12, 2011).

3(b)	Amended and Restated By-laws (incorporated by reference to Exhibit 3D to Form 8-K filed May 12, 2011).

4(a)	Senior Debt Indenture, dated as of February 14, 2005, by and between the Company and Citibank N.A., as trustee (incorporated by reference to Exhibit 4(a) to Form S-3 filed June 18, 2008).*

4(b)

First Supplemental Indenture, by and among the Company, The Bank of New York, as trustee, and Citibank, N.A., as resigning trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed October 24, 2007).

4(c)	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4(b) to Form S-3 filed November 16, 2004).

4(d)	Form of Global Senior Note.*

4(e)	Form of Global Senior Convertible Note.*

4(f)	Form of Global Subordinated Note.*

4(g)	Form of Global Subordinated Convertible Note.*

4(h)	Specimen of Certificate Representing the Company’s Common Stock (incorporated by reference to Exhibit 4.1 to Form S-3 filed October 26, 2001).

4(i)	Form of Certificate of Designation for Preferred Stock of the Company.*

4(j)	Form of Certificate of Designation for Preference Stock of the Company.*

4(k)	Form of Warrant Agreement.*

4(l)	Form of Depositary Agreement.*

4(m)	Form of Depositary Receipt.*

4(n)	Form of Purchase Contract Agreement.*

Exhibit Number	Description

4(o)	Form of Unit Agreement.*

4(p)	Form of Unit Certificate.*

5(a)	Opinion of Gibson, Dunn & Crutcher LLP.

12	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred and Preference Stock Dividends.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion referred to in Exhibit 5(a) above).

24	Power of Attorney (included on signature page).

25(a)	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.

25(b)	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.**

*	To be filed by amendment or via Form 8-K.

**	To be filed late.